Exhibit 4(e)


                                              EXECUTION COPY









                           PURCHASE CONTRACT AGREEMENT


                                     BETWEEN


                               SPRINT CORPORATION


                                       AND


                         BANK ONE, NATIONAL ASSOCIATION,
                           AS PURCHASE CONTRACT AGENT


                           DATED AS OF August 10, 2001




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                                TABLE OF CONTENTS

                                                                            Page



                                    ARTICLE I

                   Definitions and Other Provisionsof General
                                  Applications


SECTION 1.1.  Definitions                                  1
Section 1.2.  Compliance Certificates and Opinions        19
SECTION 1.3.  Form of Documents Delivered to Agent        19
SECTION 1.4.  Acts of Holders; Record Dates               20
SECTION 1.5.  Notices                                     22
SECTION 1.6.  Notice to Holders; Waiver                   23
SECTION 1.7.  Effect of Headings and Table of Contents    23
SECTION 1.8.  Successors and Assigns                      23
SECTION 1.9.  Separability Clause                         23
SECTION 1.10. Benefits of Agreement                       24
SECTION 1.11. Governing Law                               24
SECTION 1.12. Legal Holidays                              24
SECTION 1.13. Counterparts                                24
SECTION 1.14. Inspection of Agreement                     25


                                   ARTICLE II
                               Certificate Forms


SECTION 2.1.  Forms of Certificates Generally             25
SECTION 2.2.  Form of Agent's Certificate of
                Authentication                            26


                                   ARTICLE III
                                 The Securities


SECTION 3.1.  Title and Terms; Denominations              26
SECTION 3.2.  Rights and Obligations Evidenced by the
                Certificates                              27
SECTION 3.3.  Execution, Authentication, Delivery
                and Dating                                28
SECTION 3.4.  Temporary Certificates                      29
SECTION 3.5.  Registration; Registration of Transfer
                and Exchange                              29
SECTION 3.6.  Book-Entry Interests                        31
SECTION 3.7.  Notices to Holders                          32
SECTION 3.8.  Appointment of Successor Clearing Agency    32

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                                                          ii


SECTION 3.9.  Definitive Certificates                     32
SECTION 3.10. Mutilated, Destroyed, Lost and
                Stolen Certificates                       33
SECTION 3.11. Persons Deemed Owners                       34
SECTION 3.12. Cancelation                                 35
SECTION 3.13. Establishment of Treasury Units             35
SECTION 3.14. Reestablishment of Corporate Units          37
SECTION 3.15. Transfer of Collateral upon
                Occurrence of Termination Event           39
SECTION 3.16. No Consent to Assumption                    40
SECTION 3.17. CUSIP Numbers                               40


                                   ARTICLE IV
                The Notes and the Applicable Ownership Interest
                            of the Treasury Portfolio


SECTION 4.1.  Interest and Other Payments;
                Rights to Payments Preserved;
                Distribution Rate Reset; Notice           41
SECTION 4.2.  Notice and Voting                           42
SECTION 4.3.  Tax Event Redemption                        43
SECTION 4.4.  CUSIP Numbers                               43


                                    ARTICLE V
                             The Purchase Contracts


SECTION 5.1.  Purchase of Shares of PCS Common Stock      44
SECTION 5.2.  Contract Adjustment Payments                45
SECTION 5.5.  Initial and Subsequent Remarketing          54
SECTION 5.6.  Payment of Purchase Price;
                Final Remarketing                         57
SECTION 5.7.  Delivery of Shares of PCS Common Stock      60
SECTION 5.8.  Adjustment of Settlement Rate               61
SECTION 5.9.  Notice of Adjustments and
                Certain Other Events                      72
SECTION 5.10. Termination Event; Notice                   73
SECTION 5.11. Early Settlement                            74
SECTION 5.12. No Fractional Shares                        76
SECTION 5.13. Charges and Taxes                           76


                                   ARTICLE VI
                                    Remedies


SECTION 6.1.  Unconditional Right of Holders to
                Purchase PCS Common Stock                 77
SECTION 6.2.  Restoration of Rights and Remedies          77

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                                                         iii


SECTION 6.3.  Rights and Remedies Cumulative              77
SECTION 6.4.  Delay or Omission Not Waiver                78
SECTION 6.5.  Undertaking for Costs                       78
SECTION 6.6.  Waiver of Stay or Extension Laws            78


                                   ARTICLE VII
                                   The Agent


SECTION 7.1.  Certain Duties and Responsibilities         79
SECTION 7.2.  Notice of Default                           80
SECTION 7.3.  Certain Rights of Agent                     80
SECTION 7.4.  Not Responsible for Recitals or
                Issuance of Securities                    81
SECTION 7.5.  May Hold Securities                         81
SECTION 7.6.  Money Held in Custody                       81
SECTION 7.7.  Compensation and Reimbursement              81
SECTION 7.8.  Corporate Agent Required; Eligibility       82
SECTION 7.9.  Resignation and Removal;
                Appointment of Successor                  83
SECTION 7.10. Acceptance of Appointment by Successor      84
SECTION 7.11. Merger, Conversion, Consolidation or
                 Succession to Business                   85
SECTION 7.12. Preservation of Information;
                 Communications to Holders                85
SECTION 7.13. No Obligations of Agent                     85
SECTION 7.14. Tax Compliance                              86


                                  ARTICLE VIII
                            Supplemental Agreements


SECTION 8.1.  Supplemental Agreements Without
                Consent of Holders                        86
SECTION 8.2.  Supplemental Agreements with
                Consent of Holders                        87
SECTION 8.3.  Execution of Supplemental Agreements        88
SECTION 8.4.  Effect of Supplemental Agreements           89
SECTION 8.5.  Reference to Supplemental Agreements        89


                                   ARTICLE IX
                   Consolidation, Merger, Sale or Conveyance


SECTION 9.1.  Covenant Not to Merge, Consolidate, Sell
                or Convey Property Except Under Certain
                Conditions                                89
SECTION 9.2.  Rights and Duties of Successor Corporation  90

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                                                          iv

SECTION 9.3.  Opinion of Counsel Given to Agent           90


                                   ARTICLE X
                                   Covenants


SECTION 10.1.  Performance Under Purchase Contracts       91
SECTION 10.2.  Maintenance of Office or Agency            91
SECTION 10.3.  Company to Reserve PCS Common Stock        92
SECTION 10.4.  Covenants as to PCS Common Stock           92


                                   ARTICLE XI
                                   Assignment


SECTION 11.1.  Assignment of Agreement                    92


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                                                           v



EXHIBIT A      Form of Corporate Units Certificate
EXHIBIT B      Form of Treasury Units Certificate
EXHIBIT C      Instruction From Purchase Contract Agent
                   to Collateral Agent
EXHIBIT D      Instruction to Purchase Contract Agent
EXHIBIT E      Notice to Settle by Separate Cash

     PURCHASE CONTRACT AGREEMENT, dated as of August 10, 2001 between Sprint Corporation, a Kansas corporation (the "Company"), and Bank One, National Association, a national banking corporation, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                   WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Applications

          SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (d) the following terms have the meanings given to them in this
     Section 1.1(d).

          "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, as is in effect on the date hereof.

          "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable

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                                                                      2


provisions of this Agreement, and thereafter "Agent" shall mean such Person.

          "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Applicable Benchmark Treasury" means direct obligations of the United States, which may be obligations traded on a when-issued basis only, having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Applicable Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the applicable Reset Date in the Telerate system (or if the Telerate system is no longer available on such Reset Date or in the opinion of the Reset Agent, after consultation with the Company, no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent, after consultation with the Company, is appropriate). If such rate is not so displayed, the rate for the Applicable Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Applicable Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on such Reset Date of three leading United States government securities dealers selected by the Reset Agent after consultation with the Company (which may include the Reset Agent or an Affiliate thereof).

          "Applicable Market Value" means the average of the Closing Price per share of PCS Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date.

          "Applicable Ownership Interest" means, with respect to a Corporate Unit and the Treasury Securities in the Treasury Portfolio, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio that matures on or prior to August 15, 2004 and (ii) for the scheduled interest payment date on the Notes that occurs on

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                                                                      3


the Purchase Contract Settlement Date, in the case of a Successful Initial Remarketing or Successful Subsequent Remarketing, or after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, in the case of a Tax Event Redemption, a .0375% undivided beneficial ownership interest in a $1,000 face amount of such Treasury Security which is a principal or interest strip maturing before such interest payment date.

          "Applicable Principal Amount" means the aggregate principal amount of the Notes which are (i) components of Corporate Units on the Initial Remarketing Date, any Subsequent Remarketing Date or the Final Remarketing Date, as applicable or (ii) are not components of Corporate Units but are validly tendered for remarketing by the Holder of such Notes on any Remarketing Date.

          "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are Legal Holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date may be The Wall Street Journal.

          "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

          "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

          "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

          "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

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                                                                        4

          "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law to close.

          "Cash Settlement" has the meaning set forth in Section 5.6(a)(i).

          "Certificate" means a Corporate Units Certificate or a Treasury Units Certificate.

          "Class A Common Stock" means the Company's Class A common stock, par value $2.50 per share.

          "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Price" of the PCS Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the PCS Common Stock on the NYSE on such date or, if the PCS Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the PCS Common Stock is so listed, or if the PCS Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the PCS Common Stock is not so reported, the last quoted bid price for the PCS Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the PCS Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

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                                                                        5

          "Collateral Agent" means Bank One, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

          "Collateral Substitution" has the meaning specified in Section 3.13.

          "Common Equity Securities" means shares of a class of stock of the Company that is not entitled to priority over any other class of stock of the Company in the payment of dividends or with respect to rights upon the liquidation, dissolution or winding up of the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor or assignee shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor or assignee.

          "Contract Adjustment Payments" means, in the case of Corporate Units and Treasury Units, the amount payable by the Company in respect of each Purchase Contract constituting a part of such Corporate Unit or Treasury Unit, equal to 1.125% per year of the Stated Amount, in each case computed on the basis of a 360 day year of twelve 30 day months, plus (i) any Deferred Contract Adjustment Payments accrued pursuant to Section 5.2 and (ii) the amount of any Dividend Adjustment Amount.

          "Conversion" has the meaning specified in Section 5.8(b).

          "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 100 East Broad Street, Mail Code OH1-0181, Columbus, Ohio 43215, Attention: Global Corporate Trust Services Division.

          "Corporate Units" means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of a Note or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

          "Corporate Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect

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                                                                        6

of the number of Corporate Units specified on such certificate.

          "Corporate Units Register" and "Corporate Units Registrar" have the respective meanings specified in Section 3.5.

          "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

          "Current Market Price" has the meaning specified in Section 5.8(a)(8).

          "Depositary" means, initially, DTC until another Clearing Agency becomes its successor.

          "Deferred Contract Adjustment Payments" has the meaning specified in
Section 5.4.

          "Dividend Adjustment Amount" shall mean, (i) to the extent all outstanding shares of PCS Common Stock are converted or recapitalized into shares of any other capital stock or the annual dividend rate on the PCS Common Stock is increased after the date of this Agreement, an amount equal to the regular cash dividends paid on the maximum number of shares of capital stock or PCS Common Stock, as the case may be, purchasable upon the settlement of each Purchase Contract or (ii) if the Company merges, consolidates or consummates any other business combination with, or sells, assigns, transfers, leases or conveys all or substantially all of its assets and properties to, any person or institution that is not organized and existing under the laws of the United States or any U.S. State or the District of Columbia and, as a result, the Contract Adjustment Payments become subject to withholding taxes imposed by one or more non-U.S. jurisdictions, an amount equal to the amount necessary so that the amount of Contract Adjustment Payments actually received by Holders will be the same, net of non-U.S. withholding taxes, as if the non-U.S. withholding taxes were not imposed on the Contract Adjustment Payments.

          "DTC" means The Depository Trust Company, the initial Clearing Agency.

          "Early Settlement" has the meaning specified in Section 5.11(a).

          "Early Settlement Amount" has the meaning specified in Section
5.11(a).

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                                                                           7


          "Early Settlement Date" has the meaning specified in Section 5.11(a).

          "Early Settlement Rate" has the meaning specified in Section 5.11(b).

          "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

          "Expiration Date" has the meaning specified in Section 1.4.

          "Expiration Time" has the meaning specified in Section 5.8(a)(6).

          "Failed Final Remarketing" has the meaning specified in Section
5.4(b).

          "Failed Remarketing" has the meaning specified in Section 5.5.

          "Final Remarketing" has the meaning specified in Section 5.6(b).

          "Final Remarketing Date" has the meaning specified in Section 5.4(b).

          "FON Common Stock" means the FON Common Stock, Series 1, par value $2.00 per share, of the Company.

          "Global Note Certificate" means a certificate evidencing the respective rights and obligations of Holders in respect of the number of Notes specified on such certificate and which is registered in the name of a Clearing Agency or a nominee thereof.

          "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

          "Holder", when used with respect to a Security, means the Person in whose name the Security evidenced by a Corporate Units Certificate and/or Treasury Units Certificate is registered in the related Corporate Units Register and/or Treasury Units Register, as the case may be.

          "Indenture" means the Indenture dated as of October 1, 1998 between the Company, Sprint Capital and the Indenture Trustee, as amended and supplemented by the First

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                                                                      8


Supplemental Indenture dated as of January 15, 1999 between the Company, Sprint Capital and the Indenture Trustee pursuant to which the Notes will be issued by Sprint Capital.

          "Indenture Trustee" means Bank One, National Association, a national banking association, as trustee under the Indenture, or any successor thereto.

          "Initial Remarketing" has the meaning specified in Section 5.3.

          "Initial Remarketing Date" means the third Business Day immediately preceding May 17, 2004.

          "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

          "NYSE" means the New York Stock Exchange, Inc..

          "New York Office" shall have the meaning set forth in Section 10.2

          "Notes" means the series of notes of Sprint Capital designated the 6.00% Senior Notes due 2006 and fully and unconditionally guaranteed by the Company pursuant to the Indenture, to be issued under the Indenture as of the date hereof.

          "Notes Holder" or "Holder of Notes" means the Person in whose name the Note evidenced by a Notes Certificate is registered in the Debt Securities Register under the Indenture.

          "Notes Terms" means the resolutions of the pricing committee of the Board of Directors of Sprint Capital Corporation dated as of August 7, 2001 setting forth the terms and conditions of the Notes pursuant to the Indenture.

          "Officer's Certificate" means a certificate of the Company signed on its behalf by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Agent.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or

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                                                                      9

counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

          "Outstanding Securities," with respect to the Corporate Units or Treasury Units, means, as of the date of determination, all Corporate Units or Treasury Units, as the case may be, evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

          (i) If a Termination Event has occurred, (A) Treasury Units for which the Stated Amount of Treasury Securities has been theretofore deposited with the Agent in trust for the Holders of such Treasury Units and (B) Corporate Units for which the Stated Amount of the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Corporate Units;

          (ii) Corporate Units or Treasury Units evidenced by Certificates theretofore canceled by the Agent or delivered to the Agent for cancelation or deemed canceled pursuant to the provisions of this Agreement; and

          (iii) Corporate Units or Treasury Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Corporate Units or Treasury Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Corporate Units or Treasury Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Corporate Units or Treasury Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Corporate Units or Treasury Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Corporate Units or Treasury Units so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledge establishes to the

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                                                                           10


satisfaction of the Agent the pledge's right so to act with respect to such Corporate Units or Treasury Units and that the pledge is not the Company or any Affiliate of the Company.

          "Payment Date" means each February 17, May 17, August 17 and November 17, commencing November 17, 2001.

          "PCS Common Stock" means the PCS Common Stock, Series 1, $1.00 par value per share, of the Company, or(i) if all outstanding shares of PCS Common Stock have been converted into shares of FON Common Stock, pursuant to the Company's articles of incorporation, the FON Common Stock or (ii) if all outstanding shares of PCS Common Stock have been redeemed in exchange for shares of common stock of one or more wholly-owned subsidiaries of the Company (the "Subsidiary Common Stock") pursuant to Section 7.2 of Article Sixth of the Company's articles of incorporation, the Subsidiary Common Stock, or (iii) or any other successor securities as contemplated by this Agreement.

          "PCS Conversion Provisions" mean Section 7.1(A)(2) of Article Sixth of the Company's Articles of Incorporation, as amended, or any successor provisions.

          "PCS Mandatory Redemption Provision" means Section 7.1(A)(1)(b)(i) or
(ii) of Article Sixth of the Company's Articles of Incorporation, as amended, or any successor provision.

          "PCS Optional Redemption Provision" means Section 7.2 of Article Sixth of the Company's Articles of Incorporation, as amended, or any successor provision.

          "PCS Stock Redemption" has the meaning specified in Section 5.8(d).

          "Permitted Investments" has the meaning set forth in the Pledge Agreement.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

          "Pledge" means the pledge under the Pledge Agreement of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and of the Treasury Securities, in each case

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                                                                      11


constituting a part of the Securities.

          "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities, as the same may hereafter be amended in accordance with the terms thereof.

          "Predecessor Certificate" means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

          "Predecessor Corporate Units Certificate" of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

          "Predecessor Treasury Units Certificate" of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

          "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

          "Prior Cash Distribution" has the meaning specified in Section 5.8(a).

          "Prior Company Tender" has the meaning specified in Section 5.8(a).

          "Proceeds" has the meaning set forth in the Pledge Agreement.

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          "Purchase Contract", when used with respect to any Security, means the contract forming a part of such Security and obligating the Company to sell and the Holder of such Security to purchase PCS Common Stock on the terms and subject to the conditions set forth in this Agreement.

          "Purchase Contract Settlement Date" means August 17, 2004.

          "Purchase Contract Settlement Fund" has the meaning specified in
Section 5.7.

          "Purchase Price" has the meaning specified in Section 5.1.

          "Purchased Shares" has the meaning specified in Section 5.8(a)(6).

          "Quotation Agent" means (i) any of J.P. Morgan Securities Inc., Merrill Lynch Government Securities, Inc. or UBS Warburg LLC or their respective successors, or (ii) any other Primary Treasury Dealer selected by the Company.

          "Recapitalization Transaction" has the meaning specified in Section 5.8(b)(1).

          "Record Date" for the distribution payable in respect of the Notes or the Applicable Ownership Percentage of the Treasury Portfolio payable on any Payment Date means the first day of the month in which the relevant Payment Date occurs.

          "Redemption Amount" means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction the numerator of which is the applicable Treasury Portfolio Purchase Price and the denominator of which is the applicable Tax Event Redemption Principal Amount.

          "Redemption Early Settlement" has the meaning specified in Section 5.8(d).

          "Redemption Price" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

          "Register" means the Corporate Units Register and the Treasury Units Register.

          "Registrar" means the Corporate Units Registrar and the Treasury Units Registrar.

          "Remarketing Agent" has the meaning set forth in the Remarketing Agreement.

          "Remarketing Agreement" means the Remarketing Agreement dated as of August 10, 2001 by and among the Company, Sprint Capital, UBS Warburg LLC and the Purchase Contract Agent.

          "Remarketing Fee" has the meaning specified in Section 5.5.

          "Reorganization Event" has the meaning specified in Section 5.8(c).

          "Reset Agent" has the meaning set forth in the Remarketing Agreement.

          "Reset Announcement Date" means, the tenth Business Day immediately preceding any Reset Effective Date.

          "Reset Date" means the date of any Successful Remarketing.

          "Reset Effective Date" means the third Business Day immediately following any Reset Date.

          "Reset Rate" means the interest rate per annum (as determined by the Reset Agent), equal to the sum of (i) the Reset Spread and (ii) the rate of interest on the Applicable Benchmark Security in effect on the Reset Date.

          "Reset Spread" means (i) if the Reset Date is on or prior to the twelfth Business Day before August 17, 2004, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on such Reset Date and (ii) if the Reset Date is on the third Business Day immediately prior to August 17, 2004, a spread amount determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Notes to have an approximate market value of 100.5% of their principal amount on the third Business Day immediately prior to August 17, 2004.

          "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

          "Security" means a Corporate Unit or a Treasury Unit.

          "Senior Indebtedness" means, with respect to Contract Adjustment Payments, indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

          "Settlement Rate" has the meaning specified in Section 5.1.

          "Spin-Off Transaction" means a transfer or other distribution by the Company of a significant portion of its assets and liabilities to holders of any class of its common stock through a spin-off, split-off, split-up or other similar transaction.

          "Sprint Capital" means Sprint Capital Corporation, a Delaware corporation.

          "Stated Amount" means $25.00.

          "Subsequent Remarketing" has the meaning specified in Section 5.5(a).

          "Subsequent Remarketing Date" has the meaning specified in Section 5.5(a).

          "Subsidiary" means (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

          "Substitute Securities" means (i) obligations fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the rating agencies; (iii) commercial paper or other short-term obligations having, at the time of the investment therein, a rating in the highest rating category from the rating agencies; or (iv) notes or bankers' acceptances issued by any depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the rating agencies.

          "Successful Final Remarketing" has the meaning specified in Section 5.6(b).

          "Successful Initial Remarketing" has the meaning specified in Section 5.5.

          "Successful Remarketing" means any of a Successful Initial Remarketing, Successful Subsequent Remarketing or Successful Final Remarketing.

          "Successful Subsequent Remarketing" has the meaning specified in
Section 5.5(a).

          "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters (which may be King & Spalding) to the effect that, as a result of (i) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (iii) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Notes are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of the first issuance of Notes under the Indenture, there is more than an insubstantial risk that interest or original issue discount paid or accrued by Sprint Capital on the Notes would not be deductible, in whole or in part, by the Company or Sprint Capital for United States federal income tax purposes.

          "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice.

          "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

          "Tax Event Redemption Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to August 17, 2004 or any earlier Successful Remarketing, the aggregate principal amount of the Notes which are components of Corporate Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after August 17, 2004 or any earlier Successful Remarketing, the aggregate principal amount of the Notes outstanding on such Tax Event Redemption Date.

          "Termination Date" means the date, if any, on which a Termination Event occurs.

          "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or (iii) at any time on or prior to the Purchase Contract Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          "Threshold Appreciation Price" has the meaning specified in Section
5.1.

          "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

          "Trading Day" means a day on which the PCS Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the PCS Common Stock.

          "Treasury Portfolio" means (1) in connection with the Initial Remarketing or any Subsequent Remarketing, a portfolio of Treasury Securities consisting of (a) principal or interest strips of Treasury Securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the Applicable Principal Amount and (b) with respect to the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, principal or interest strips of Treasury Securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Notes on such date if the Coupon Rate on the Notes were not reset to the Reset Rate and (2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs prior to August 17, 2004 or any earlier Successful Remarketing, a portfolio of zero-coupon Treasury Securities consisting of (i) principal or interest strips of Treasury Securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of Treasury Securities which mature on or prior to such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date if the Coupon Rate on the Notes were not reset to the Reset Rate, and (b) if the Tax Event Redemption Date occurs on or after August 17, 2004 or any earlier Successful Remarketing, a portfolio of zero-coupon Treasury Securities consisting of (i) principal or interest strips of Treasury Securities which mature on or prior to August 15, 2006 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such Treasury Securities which mature on or prior to such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date. The Company may in its sole discretion choose to substitute Substitute Securities for the Treasury Securities which compose the Treasury Portfolio, in which case such Substitute Securities shall be deemed to be Treasury Securities for all purposes under this definition.

          "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent (i) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date and (ii) in the case of any Successful Remarketing other than the Final Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately after such Successful Remarketing.

          "Treasury Security" or "Treasury Securities" means zero-coupon U.S. Treasury Securities (CUSIP Number 912820BK2) which are the principal strip of the U.S. Treasury Securities which mature on August 15, 2004.

          "Treasury Units" means the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of the Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

          "Treasury Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

          "Treasury Units Register" and "Treasury Units Registrar" have the respective meanings specified in Section 3.5.

          "Triggering Distribution" has the meaning specified in Section 5.8(a).

          "Triggering Tender Offer" has the meaning specified in Section 5.8(a).

          "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          Section 1.2. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, he or she or it has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 1.3. Form of Documents Delivered to Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Company stating that the information with respect to such factual matters is in the possession of the Company unless the Person giving such certificate or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

          (c) The ownership of Securities shall be proved by the Corporate Units Register or the Treasury Units Register, as the case may be.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

          (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Securities, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

          With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          SECTION 1.5. Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at 100 East Broad Street, Mail Code OH1-0181, Columbus, Ohio 43215, Attention: Global Corporate Trust Services Division, or at any other address previously furnished in writing by the Agent to the Holders and the Company; or

          (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at Sprint Corporation, 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Agent by the Company; or

          (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at 100 East Broad Street, Mail Code OH1-0181, Columbus, Ohio 43215, Attention: Global Corporate Trust Services Division, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

          (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at 100 East Broad Street, Mail Code OH1-0181, Columbus, OH 43215, Attention: Global Corporate Trust Services Division, or at any other address previously furnished in writing by the Indenture Trustee to the Company.

          SECTION 1.6. Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.7. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.8. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.9. Separability Clause. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

          SECTION 1.10. Benefits of Agreement. Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the applicable terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

          SECTION 1.11. Governing Law. THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 1.12. Legal Holidays. (a) In any case where any Purchase Contract Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Units Certificates or the Treasury Units Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

          (b) If any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay. However, if that Business Day is in the next succeeding calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that Payment Date.

          SECTION 1.13. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          SECTION 1.14. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

          SECTION 1.15. Consent to Tax Treatment of Securities. Each Holder of a Security, by acceptance thereof, shall be deemed to have agreed (i) to treat itself (or, if the Holder holds the Security on behalf of the actual beneficial owner of the Security in a nominee, custodial, or similar arrangement, such actual beneficial owner) as the owner, for U.S. federal income tax purposes, of the Notes or the Applicable Ownership Interest of the Treasury Portfolio included in such Holder's Corporate Units, or the Treasury Securities included in such Holder's Treasury Units, as the case may be and (ii) to treat the Notes as indebtedness for U.S. federal income tax purposes.


                                   ARTICLE II

                                Certificate Forms

          SECTION 2.1. Forms of Certificates Generally. The Corporate Units Certificates (including the form of Purchase Contract forming part of the Corporate Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Corporate Units Certificates, as evidenced by their execution of the Corporate Units Certificates.

          The definitive Corporate Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Corporate Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

          The Treasury Units Certificates (including the form of Purchase Contract forming part of the Treasury Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Treasury Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Treasury Units Certificates, as evidenced by their execution of the Treasury Units Certificates.

          The definitive Treasury Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Treasury Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

          Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

          THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          SECTION 2.2. Form of Agent's Certificate of Authentication. The form of the Agent's certificate of authentication of the Corporate Units shall be in substantially the form set forth on the form of the Corporate Units Certificates.

          The form of the Agent's certificate of authentication of the Treasury Units shall be in substantially the form set forth on the form of the Treasury Units Certificates.


                                   ARTICLE III

                                 The Securities

          SECTION 3.1. Title and Terms; Denominations. The aggregate number of Corporate Units and Treasury Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 60,000,000 (or 69,000,000 if the Underwriters' overallotment option is exercised in full) except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other

Certificates pursuant to Section 3.4, 3.5, 3.9, 3.10, 3.13, 3.14, 5.9 or 8.5.

          The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

          SECTION 3.2. Rights and Obligations Evidenced by the Certificates. Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit shall pledge, pursuant to the Pledge Agreement, the Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Corporate Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the PCS Common Stock of the Company.

          Each Treasury Units Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing the ownership by the Holder thereof of a 1/40, or 2.5%, undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit shall pledge, pursuant to the Pledge Agreement, the beneficial interest in the Treasury Security to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Treasury Security, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the PCS Common Stock of the Company.

          Prior to the purchase of PCS Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Security to any of the rights of a holder of shares of PCS Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company, except as expressly provided under Section 5.2(a).

          SECTION 3.3. Execution, Authentication, Delivery and Dating. Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

          The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

          Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

          Each Certificate shall be dated the date of its authentication.

          No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          SECTION 3.4. Temporary Certificates. Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

          If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office or the New York office, at the expense of the Company and without charge to the Holder. Upon surrender for cancelation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Corporate Units or Treasury Units, as the case may be, evidenced thereby as definitive Certificates.

          SECTION 3.5. Registration; Registration of Transfer and Exchange. The Agent shall keep at the Corporate Trust Office a Register (the "Corporate Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Corporate Units Certificates and of transfers of Corporate Units Certificates (the Agent, in such capacity, the "Corporate Units Registrar") and a Register (the "Treasury Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Treasury Units Certificates and of transfers of Treasury Units Certificates (the Agent, in such capacity, the "Treasury Units Registrar").

          Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or the New York Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

          At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office or the New York Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

          All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

          Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.9 and 8.5 not involving any transfer.

          Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of PCS Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

          SECTION 3.6. Book-Entry Interests. The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in
Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

          (a) the provisions of this Section 3.6 shall be in full force and effect;

          (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement

     (including receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

          (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section
     3.6 shall control; and

          (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants.

          SECTION 3.7. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

          SECTION 3.8. Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

          SECTION 3.9. Definitive Certificates. If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8, (ii) the Company elects to terminate the book-entry system through the Clearing Agency with respect to the Securities, or (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, or one or more Notes, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

          SECTION 3.10. Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

          Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of PCS Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

          Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Agent) connected therewith.

          Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          SECTION 3.11. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Corporate Units or Treasury Units evidenced thereby, for the purpose of receiving interest on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payment of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Notes shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

          Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

          SECTION 3.12. Cancelation. All Certificates surrendered for delivery of shares of PCS Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the re-establishment of a Corporate Unit or Treasury Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Agent for cancelation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly canceled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates held by the Agent shall upon written request be returned to the Company.

          If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancelation of such Certificate unless and until such Certificate is delivered to the Agent canceled or for cancelation.

          SECTION 3.13. Establishment of Treasury Units. A Holder may separate the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of a Corporate Unit by substituting for such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an aggregate principal amount of such Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Notes and on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of the appropriate Applicable Ownership Interest of the Treasury Portfolio, in each case by:

          (a) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate principal amount of the Notes comprising part of such Corporate Units or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio comprising part of such Corporate Units, as the case may be, and

           (b) transferring the related Corporate Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Corporate Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto.

          Upon receipt of the Treasury Securities described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having the appropriate aggregate principal amount in the case of such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

          (i)   cancel the related Corporate Units;

          (ii) transfer the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Treasury Units Certificate executed by the Company in accordance with
     Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the canceled Corporate Units.

          Holders who elect to separate the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

          Holders may make Collateral Substitutions (i) only in integral multiples of 40 Corporate Units if Notes are being substituted for by Treasury Securities, or (ii) only in integral multiples of 8,000 Corporate Units if the appropriate Applicable Ownership Interests of the Treasury Portfolio are being substituted for by Treasury Securities.

          In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver a Corporate Units Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Corporate Units, and any interest on such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or, with respect to a Corporate Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Corporate Unit may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

          SECTION 3.14. Reestablishment of Corporate Units. A Holder of a Treasury Unit may recreate Corporate Units at any time (i) if a Tax Event Redemption or a Successful Remarketing has not occurred, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, and (ii) if a Tax Event Redemption or a Successful Remarketing has occurred and an Applicable Ownership Interest in the Treasury Portfolio has become a component of the Corporate Units, on or prior to the second

Business Day immediately preceding the Purchase Contract Settlement Date, in each case by:

          (a) depositing with the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having an aggregate principal amount in the case of the Notes, or an appropriate Applicable Ownership Interest (as defined in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, equal to the aggregate principal amount of the Treasury Securities comprising part of the Treasury Units and

          (b) transferring the related Treasury Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto.

          Upon receipt of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, the Treasury Securities having a corresponding aggregate principal amount from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

          (i)  cancel the related Treasury Units;

          (ii)  transfer the Treasury Securities to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Corporate Units Certificate executed by the Company in accordance with
     Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the canceled Treasury Units.

          Holders of Treasury Units may reestablish Corporate Units in integral multiples of 40 Treasury Units for 40 Corporate Units if a Tax Event Redemption or a Successful Remarketing has not occurred, and in integral multiples of 8,000 Treasury Units for 8,000 Corporate Units if a Tax Event or a Successful Remarketing has occurred.

          In the event a Holder re-establishing Corporate Units pursuant to this
Section 3.14 fails to effect a book-entry transfer of the Treasury Units or fails to deliver a Treasury Units Certificate(s) to the Agent after depositing Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Treasury Units shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Treasury Units are so transferred or the Treasury Units Certificate is so delivered, as the case may be, or, with respect to a Treasury Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

          SECTION 3.15. Transfer of Collateral upon Occurrence of Termination Event. Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Corporate Units Register or the Treasury Units Register, as the case may be. Upon book-entry transfer of the Corporate Units or Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of Corporate Units or Treasury Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units or Treasury Units are transferred or the Corporate Units Certificate or Treasury Units Certificate is surrendered or such Holder provides satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          SECTION 3.16. No Consent to Assumption. Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, receiver, liquidator or a person or entity performing similar functions, its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

          SECTION 3.17. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the "CUSIP" numbers.


                                   ARTICLE IV

             The Notes and the Applicable Ownership Interest of the
                               Treasury Portfolio

          SECTION 4.1. Interest and Other Payments; Rights to Payments Preserved; Distribution Rate Reset; Notice. Interest on any Note or distributions on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

          Each Corporate Units Certificate evidencing Notes or the Applicable Ownership Interest of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the rights to interest or distributions (as applicable) accrued and unpaid, and interest, distributions or other payments to accrue, which were or will be carried by the Notes or the Applicable Ownership Interest in the Treasury Portfolio underlying such other Corporate Units Certificate.

          In the case of any Corporate Units with respect to which Cash Settlement of the underlying Purchase Contract is properly effected prior to 11:00 a.m., New York City time on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is properly effected on an Early Settlement Date, or with respect to which a Collateral Substitution is properly effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Notes or distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Corporate Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such interest or distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Corporate Units with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, interest or distributions on the related Notes or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold the separated Notes that formerly comprised a part of such Holder's Corporate Units, such Holder shall be entitled to receive interest on such separated Notes.

          The applicable Coupon Rate on the Notes will be reset on the Reset Date to the applicable Reset Rate (such Reset Rate to be in effect on and after the applicable Reset Effective Date). In the event of a Failed Final Remarketing, the Coupon Rate on the Notes outstanding on and after the Purchase Contract Settlement Date shall not be reset. On the applicable Reset Announcement Date the Reset Spread and the Applicable Benchmark Treasury to be used to determine the Reset Rate shall be announced by the Company or Sprint Capital. On the Business Day immediately following the Reset Announcement Date, the Notes Holders shall be notified of such Reset Spread and Applicable Benchmark Treasury by the Company or Sprint Capital. Such notice shall be sufficiently given to Holders of Notes if published in an Authorized Newspaper.

          SECTION 4.2. Notice and Voting. Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Notes pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Corporate Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes underlying their Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Notes underlying such Corporate Units. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Agent in order to enable the Agent to vote such Notes.

          SECTION 4.3. Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to August 17, 2004 or any earlier Successful Remarketing, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the Notes that are components of Corporate Units, an amount equal to the aggregate Redemption Amount for the Notes that are components of Corporate Units to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the pledged Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the PCS Common Stock of the Company under the Purchase Contract constituting a part of such Corporate Units. Following the occurrence of a Tax Event Redemption prior to August 17, 2004 or any earlier Successful Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

          SECTION 4.4. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to

Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Indenture Trustee and the Agent of any changes in the "CUSIP" numbers.


                                    ARTICLE V

                             The Purchase Contracts

          SECTION 5.1. Purchase of Shares of PCS Common Stock. Each Purchase Contract shall, unless a Termination Event or an Early Settlement has occurred, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of shares of PCS Common Stock equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value is equal to or greater than $29.89 (the "Threshold Appreciation Price"), .8364 shares of PCS Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.50, the number of shares of PCS Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $24.50, 1.0204 shares of PCS Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in
Section 5.10, no fractional shares of PCS Common Stock will be issued upon settlement of Purchase Contracts.

          No fractional shares of PCS Common Stock will be issued by the Company with respect to the payment of Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

          Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, (a) irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), (b) agrees to be bound by the terms and provisions thereof, (c) covenants and agrees to perform its obligations under such Purchase Contracts,
(d) consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact and (f) consents to and agrees to be bound by the Pledge of the Notes, the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Corporate Unit or Treasury Unit, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.6 and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Treasury Securities, the Notes or the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          SECTION 5.2. Contract Adjustment Payments. Subject to Section 5.4 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the New York Office maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Corporate Units Register or the Treasury Units Register or by wire transfer to the account designated by a prior written notice by such Person.

          Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued Deferred Contract Adjustment Payments), if any, shall cease.

          Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of a Corporate Unit) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

          Subject to Section 5.11, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of a Corporate Unit pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contracts underlying such Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Collateral Substitution or establishment or re-establishment of Corporate Units, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or on an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of a Corporate Unit has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Early Settlement Date, Collateral Substitution or such establishment or re-establishment with respect to such Purchase Contract shall not be payable.

          Section 5.3. Subordination of Contract Adjustment Payments. (a) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

          (b) In the event (i) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (ii) subject to the provisions of this
Section 5.3, that (1) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (2) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

          (A) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (i) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (1) and (2) of clause (ii) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Securities;

          (B) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of this Section 5.3, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

          (C) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be received by the Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to this Section 5.3, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

     (c) For purposes of this Section 5.3, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 5.3, with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (A) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (B) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

     (d) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section 5.3, shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (A) the Company shall be disputing its obligation to make such payment or perform such obligation and (B) either (x) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (y) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

     (e) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 5.3 that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Section 5.3 are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     (f) Nothing contained in this Section 5.3 or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 5.3, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (g) Upon payment or distribution of assets of the Company referred to in this Section 5.3, the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.3.

     (h) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 5.3, the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 5.3, and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     (i) Nothing contained in this Section 5.3 shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in this Section 5.3.

     (j) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Section 5.3 and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

     (k) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of this Section 5.3 or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof mailed or delivered to a Responsible Officer of the Agent from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

     (l) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

     (m) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     (n) Nothing in this Section 5.3 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7.07.

          With respect to the holders of Senior Indebtedness, (A) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (B) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; (C) no implied covenants or obligations shall be read into this Agreement against the Agent; and (D) the Agent shall not be deemed to be a fiduciary as to such holders.

          Section 5.4. Deferral of Contract Adjustment Payments. (a) The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such deferred Contract Adjustment Payment (specifying the amount to be deferred, if less than the entire amount payable) at least 10 Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.125% per year (computed on the basis of a 360-day year of 12 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of

Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments shall terminate.

     (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

     (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder shall receive on the Purchase Contract Settlement Date in lieu of a cash payment a number of shares of PCS Common Stock (in addition to a number of shares of PCS Common Stock equal to the Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Adjustment Payment, which shall be remitted in cash to the applicable taxing jurisdiction) divided by (B) the Applicable Market Value.

     (d) No fractional shares of PCS Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder shall be entitled to receive an amount in cash as provided in Section 5.10.

     (e) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any series of PCS Common Stock other than:

          (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the Contract Adjustment Payments;

          (ii) as a result of a reclassification of any series of PCS Common Stock or the exchange or conversion of one series of PCS Common Stock for another series of PCS Common Stock;

          (iii) the purchase of fractional interests in any series of PCS Common Stock pursuant to the conversion or exchange provisions of such series of PCS Common Stock or the security being converted or exchanged;

          (iv) dividends or distributions in any series of PCS Common Stock (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of any series of PCS Common Stock in exchange for or out of the net cash proceeds of the sale of any series of PCS Common Stock (or securities convertible into or exchangeable for shares of any series of PCS Common Stock);

          (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

          (F) redemptions of PCS Common Stock pursuant to Section 7.1 or Article Sixth of the Company's articles of incorporation or any successor provision.

          SECTION 5.5. Initial and Subsequent Remarketing. (a) Unless a Tax Event Redemption has occurred or the Company exercises its right to defer remarketing pursuant to Section 5.5(c), the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement to sell the Notes of Corporate Unit Holders (and other Note Holders that duly elect pursuant to the Remarketing Agreement to have their Notes remarketed) (the "Initial Remarketing") on the third Business Day immediately preceding May 17, 2004 (the "Initial Remarketing Date"). In the event the Initial Remarketing is a Failed Remarketing or has been deferred by the Company pursuant to Section 5.5(c), unless a Tax Event

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                                                                      55


Redemption has occurred, upon request from the Company and Sprint Capital, the Remarketing Agent shall use its reasonable efforts from time to time prior to the twelfth Business Day before August 17, 2004 to remarket all of the Notes of Corporate Unit Holders who have not otherwise notified the Agent on or prior to the second business day before any Subsequent Remarketing of their intention to make an Early Settlement of the related Purchase Contracts (each such subsequent remarketing being referred to as a "Subsequent Remarketing" and each date on which a Subsequent Remarketing takes place being referred to as a "Subsequent Remarketing Date"). In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall present such Notes to the Remarketing Agent for remarketing. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent, the Remarketing Agent shall, on the Initial Remarketing Date or any Subsequent Remarketing Date, use its reasonable efforts to remarket such Notes on such date at an aggregate price of approximately 100.5% (but not less than 100%) of the Treasury Portfolio Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price (a "Successful Initial Remarketing" or "Successful Subsequent Remarketing", as applicable), the portion of the proceeds from such Successful Initial Remarketing or Successful Subsequent Remarketing equal to the Treasury Portfolio Purchase Price shall be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as a remarketing fee ("Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount of such proceeds in excess of the Treasury Portfolio Purchase Price. Any proceeds in excess of those required to pay the Treasury Portfolio Purchase Price and the Remarketing Fee shall be remitted to the Agent for payment to the Holders of the related Corporate Units. Holders of Corporate Units whose Notes are so remarketed shall not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio shall be substituted for the Notes of Corporate Unit Holders and shall be pledged to the Collateral Agent to secure the Corporate Unit Holders' obligation to pay the Purchase Price for the PCS Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing or Successful Subsequent Remarketing, the Holders of

Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

          (b) If, on the Initial Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent (despite using its reasonable efforts) cannot remarket the related Notes (other than to the Company or Sprint Capital) of such Holders of Corporate Units at a price not less than 100% of the Treasury Portfolio Purchase Price or a condition precedent to the remarketing set forth in the Remarketing Agreement has not been satisfied, the remarketing shall be deemed to have failed (a "Failed Remarketing"). The Company shall cause a notice of a Failed Remarketing to be published on the Business Day immediately following the Failed Remarketing in an Authorized Newspaper.

          (c) Notwithstanding the foregoing, any obligation on the part of the Company, Sprint Capital or the Remarketing Agent to remarket the Notes on the Initial Remarketing Date or otherwise, other than the Final Remarketing Date or upon any PCS Stock Redemption, shall be subject to the Company's or Sprint Capital's right to defer any remarketing to the extent the Company determines in good faith that effecting a remarketing on such date is not in its best interests.

          (d) Not later than 7 calendar days nor more than 15 calendar days immediately prior to any Reset Announcement Date, the Company or Sprint Capital shall request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Beneficial Owners or Clearing Agency Participants holding Corporate Units or Treasury Units of such Reset Announcement Date and, in the case of a Final Remarketing, the procedures to be followed by Holders of Corporate Units who intend to elect Cash Settlement on the Business Day immediately preceding the Purchase Contract Settlement Date.

          SECTION 5.6. Payment of Purchase Price; Final Remarketing. (a) (i) Unless a Tax Event Redemption, Successful Remarketing, Termination Event or Early Settlement has occurred, each Holder of a Corporate Unit may pay in cash ("Cash Settlement") the Purchase Price for the shares of PCS Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

          (ii) A Holder of a Corporate Unit who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder.

          (iii) If a Holder of a Corporate Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the pledged Notes pursuant to the Final Remarketing as described in paragraph (b) below. If a Holder of a Corporate Unit does notify the Agent as provided in paragraph
     (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall also constitute a default; however, the Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Notes, including but not limited to those rights specified in paragraph (c) below.

          (b) Unless a Tax Event Redemption or an earlier Successful Remarketing has occurred, the Notes of Corporate Unit Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in paragraph
(a)(i) above shall be sold by the Remarketing Agent (the "Final Remarketing") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Final Remarketing Date"). The Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent, the Remarketing Agent shall, on the Final Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of such Notes.

          If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the aggregate principal amount of Notes (a "Successful Final Remarketing"), the Remarketing Agent shall remit the entire amount of the proceeds from such Successful Final Remarketing to the Collateral Agent; provided, however, that the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed Notes from any amount of the proceeds of a Successful Final Remarketing in excess of the aggregate principal amount of the remarketed Notes. The portion of the proceeds equal to the aggregate principal amount of Notes shall automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Corporate Units Holders' obligations to pay the Purchase Price for the PCS Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee shall be remitted to the Agent for payment to the Holders of the related Corporate Units. Corporate Units Holders whose Notes are so remarketed shall not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, on the Final Remarketing Date, the Remarketing Agent (despite using its reasonable efforts) cannot remarket the related Notes (other than to the Company or Sprint Capital) of such Holders of Corporate Units at a price not less than 100% of the aggregate principal amount of the Notes or a condition precedent to the Final Remarketing set forth in the Remarketing Agreement has not been satisfied, the remarketing shall be deemed to have failed (a "Failed Final Remarketing") and, in accordance with the terms of the Pledge Agreement, the Collateral Agent for the benefit of the Company shall exercise its rights as a secured party with respect to such Notes, including those actions specified in paragraph (c) below. The Company shall cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in an Authorized Newspaper.

          (c) With respect to any Notes beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in (a)(ii) above, or with respect to Notes which were included in a Failed Final Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph
(h) below, may, among other things, (i) retain the Notes in full satisfaction of the Holders obligations under the Purchase Contracts or (ii) sell the Notes in one or more public or private sales.

          (d) Unless a Termination Event or an Early Settlement has occurred, the Purchase Contract underlying each Treasury Unit and, if a Tax Event Redemption or a Successful Initial Remarketing or Successful Subsequent Remarketing has occurred, each Corporate Unit will be settled with the Proceeds at maturity of the Treasury Security or the Applicable Ownership Interest (as defined in clause (i) of the definition of such term) of the Treasury Portfolio, as applicable. Upon receipt of such Proceeds, the Collateral Agent will invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holder.

          (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

          (f) Unless a Holder settles the underlying Purchase Contract through the Early Settlement in the manner described in Section 5.11, the Company shall not be obligated to issue (or otherwise deliver) any shares of PCS Common Stock in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in this Section 5.6.

          (g) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent shall in accordance with the terms of the Pledge Agreement cause the pledged Notes underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Notes (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Notes and any distributions thereon in the name of the Agent or its nominee in trust for the benefit of such Holder).

          (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and are payable solely out of any Cash Settlement or the Proceeds of any Collateral pledged to secure the obligations of the Holders and in no event shall Holders be liable for any deficiency between the Proceeds of Collateral and the Purchase Price.

          SECTION 5.7. Delivery of Shares of PCS Common Stock. Unless a Termination Event or an Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon its receipt of payment in full of the Purchase Price for the shares of PCS Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.8(c), the Company shall issue (or otherwise deliver) and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing shares of PCS Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of PCS Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of PCS Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be canceled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of PCS Common Stock issued (or otherwise delivered) in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

          SECTION 5.8. Adjustment of Settlement Rate. (a) Adjustments for Dividends, Distributions, Stock Splits, Etc (for purposes of paragraphs (1)-(10) of this Section 5.8(a), the outstanding shares of PCS Common Stock shall include shares issuable in respect of Class A Common Stock):

          (1) In case the Company shall pay or make a dividend in PCS Common Stock or other distribution on the PCS Common Stock in PCS Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction, the numerator of which shall be the number of shares of PCS Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of PCS Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of PCS Common Stock. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Settlement Rate that would have been effect if such determination date had not been fixed. The Company will not pay any dividend or make any distribution on shares of PCS Common Stock held in the treasury of the Company unless the shares held in treasury represent an intergroup interest in accordance with generally accepted accounting principles.

          (2) In case the Company shall issue rights, options or warrants to all holders of its PCS Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of PCS Common Stock at a price per share less than the Current Market Price per share of the PCS Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction, the numerator of which shall be the number of shares of PCS Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of PCS Common Stock which the aggregate offering price of the total number of shares of PCS Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which shall be the number of shares of PCS Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of PCS Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of PCS Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of PCS Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of PCS Common Stock held in the treasury of the Company, unless the shares held in treasury represent an intergroup interest in accordance with generally accepted accounting principles. Upon the expiration of any such rights, options or warrants without being exercised, the Settlement Rate shall again immediately be adjusted such that the numerator and denominator used in the prior adjustment pursuant to this Section 5.8(a)(2) only gives effect to the number of shares of PCS Common Stock actually purchased upon expiration of such 45-day period (and the related aggregate offering price of such shares).

          (3) In case outstanding shares of PCS Common Stock shall be subdivided or split into a greater number of shares of PCS Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of PCS Common Stock shall each be combined into a smaller number of shares of PCS Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its PCS Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the PCS Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of PCS Common Stock and the denominator shall be such Current Market Price per share of the PCS Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

          (5) In case the Company shall, by dividend or otherwise, distribute cash to all holders of its PCS Common Stock (excluding (x) any cash that is distributed in a Reorganization Event to which Section 5.8(c) applies or
     (y) cash that is distributed as part of a distribution referred to in paragraph (4) of this Section (such distributions, other than regular quarterly dividends, the "Triggering Distribution"), in an aggregate amount that, combined together with:

               (I) the aggregate amount of any other distributions (such distributions, other than regular quarterly dividends, the "Prior Cash Distributions") made exclusively in cash to all holders of its PCS Common Stock within the 12 months before the date of payment of the Triggering Distribution for which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made; and

               (II) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its Subsidiaries (each, a "Prior Company Tender") for all or any portion of the PCS Common Stock concluded within the 12 months before the date of payment of the Triggering Distribution and for which no adjustment has been under this paragraph (5) or paragraph (6);

     exceeds 1% of the product of the Current Market Price per share of the PCS Common Stock on the record date for the Triggering Distribution and the number of shares of PCS Common Stock outstanding on that date, then, immediately after the close of business on the record date for the Triggering Distribution, the Settlement Rate shall be adjusted for each Prior Cash Distribution, each Prior Company Tender, and the Triggering Distribution, successively, in the order of their occurrence as follows:

               (X) with respect to each Prior Cash Distribution or the Triggering Distribution, as the case may be, by multiplying the Settlement Rate (either as in effect at such time or as adjusted with respect to an earlier adjustment pursuant to this paragraph) immediately before the distribution by a fraction, (A) the numerator of which is the Current Market Price per share of the PCS Common Stock on the record date for the distribution and (B) the denominator of which is the Current Market Price per share of the PCS Common Stock on the record date for the distribution less the amount of cash per share distributed in the distribution, and

               (Y) with respect to each Prior Company Tender, by multiplying the Settlement Rate (either as in effect at such time or as adjusted with respect to an earlier adjustment pursuant to this paragraph) at the last time for which tenders could be accepted (the "Expiration Date") by a fraction (i) the numerator of which is the product of (A) the Current market Price per share of the PCS Common Stock at the Expiration Time and (B) the number of shares of PCS Common Stock outstanding immediately after completion of the Prior Company Tender and (ii) the denominator of which is (A) the product of (I) the Current Market Price per share of the PCS Common Stock at the Expiration Time and (II) the number of shares of PCS Common Stock outstanding immediately before the Expiration Time less (B) the total amount of consideration paid in the Prior Company Tender for the shares of PCS Common Stock tendered.

          (6) In case of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any Subsidiary of the Company for all or any portion of the PCS Common Stock (a "Triggering Tender Offer") shall expire and such Triggering Tender Offer (as amended upon the expiration thereof) that shall require the payment to stockholders based on the acceptance (up to any maximum specified in the terms of the Triggering Tender Offer) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) that combined together with:

               (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent), as of the expiration of the Triggering Tender Offer, of consideration payable in respect of any Prior Company Tender (other than consideration payable in respect of any odd-lot tender offer) by the Company or any Subsidiary of the Company (each for all or any portion of the PCS Common Stock expiring within the 12 months preceding the expiration of the Triggering Tender Offer and in respect of which no adjustment pursuant to paragraph (5) or this paragraph (6) has been made), and

               (II) the aggregate amount of any Prior Cash Distributions made exclusively in cash to all holders of its PCS Common Stock within the 12 months before the expiration of the Triggering Tender Offer and in respect of which no adjustment pursuant to paragraph (5) or this paragraph (6) has been made.

          exceeds 1% of the product of the Current Market Price per share of the PCS Common Stock on the Expiration Date of the Triggering Tender Offer and the number of shares of PCS Common Stock outstanding on that date, then, immediately prior to the opening of business on the date after the date of the Expiration Time, the Settlement Rate shall be adjusted for each Prior Cash Distribution, each Prior Company Tender, and the Triggering Tender Offer, successively, in the order of their occurrence as follows:

               (X) with respect to each Prior Cash Distribution, by multiplying the Settlement Rate (either as in effect at such time or as adjusted with respect to an earlier adjustment pursuant to this paragraph) immediately before the distribution by a fraction, (A) the numerator of which is the Current Market Price per share of the PCS Common Stock on the record date for the distribution and (B) the denominator of which is the Current Market Price per share of the PCS Common Stock on the record date for the distribution less the amount of cash per share distributed in the distribution, and

               (Y) with respect to each Prior Company Tender or the Triggering Tender Offer, by multiplying the Settlement Rate (either as in effect at such time or as adjusted with respect to any earlier adjustment pursuant to this paragraph) at the Expiration Date by a fraction (i) the numerator of which is the product of (A) the Current Market Price per share of the PCS Common Stock at the Expiration Time and (B) the number of shares of PCS Common Stock outstanding immediately after completion of the Prior Company Tender and (ii) the denominator of which is (A) the product of (I) the Current Market Price per share of the PCS Common Stock at the Expiration Time and (II) the number of shares of PCS Common Stock outstanding immediately before the Expiration Time less (B) the total amount of consideration paid in the Prior Company Tender for the shares of PCS Common Stock tendered.

          (7) The "Current Market Price" per share of PCS Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the PCS Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

          (8) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a share of PCS Common Stock (or if there is not a nearest

     1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6) or (9) of this Section 5.8(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph
     (1), (2), (3), (4), (5), (6) or (9) of this Section 5.6(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6) or (9) of this
     Section 5.8(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

          (9) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of PCS Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

     (b) Adjustment for Certain Recapitalization Transactions.

          (1) If the Company completes an exchange offer, recapitalization, reorganization or similar transaction (a "Recapitalization Transaction") pursuant to which some, but not all, of the shares of PCS Common Stock outstanding immediately prior to such transaction are exchanged for or converted, changed or reclassified into other Common Equity Securities, then thereafter each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase

     Contract forming a part thereof, at such Holder's election, either (i) shares of PCS Common Stock at a Settlement Rate equal to the Settlement Rate in effect immediately prior to such Recapitalization Transaction as adjusted in accordance with subsection (a) of this Section 5.8 (A) for any premium paid to holders of PCS Common Stock in such Recapitalization Transaction other than in the form of such other Common Equity Securities representing a greater economic interest in the Company than the shares of PCS Common Stock in respect of which such Common Equity Securities were issued (but without adjustment for any such premium paid in the form of such other Common Equity Securities) and (B) for any transactions or events occurring after such Recapitalization Transaction that require an adjustment to the Settlement Rate under subsection (a) of this Section 5.8 or (ii) shares of such other Common Equity Securities at a Settlement Rate determined under Section 5.1 based on the Applicable Market Value of such other Common Equity Securities and equal to the Settlement Rate in effect immediately prior to such Recapitalization Transaction multiplied by the number of such other Common Equity Securities issued in respect of one share of PCS Common Stock in such Recapitalization Transaction and as adjusted in accordance with subsection (a) of this Section 5.8 (A) for any premium paid to holders of PCS Common Stock in such Recapitalization Transaction other than in the form of such other Common Equity Securities and (B) for any transactions or events occurring after such Recapitalization Transaction that require an adjustment to the Settlement Rate under subsection (a) of this Section 5.8, with the provisions of such subsection applying to events relating to such other Common Equity Securities to the same extent as they apply to events relating to the PCS Common Stock. In the event that any Recapitalization Transaction of the type contemplated by this paragraph (1) occurs, the Company shall, at least 30 Business Days prior to the Purchase Contract Settlement Date, provide each Holder with an election form pursuant to which the Holder may elect to receive either PCS Common Stock or the other Common Equity Securities upon settlement of the Purchase Contracts as provided in this paragraph (1). Any Holder for whom the Company has not received a completed election form on or before the Business Day immediately preceding the Purchase Contract Settlement Date will be deemed to have elected to receive PCS Common Stock.

          (2) If (i) the Company completes a Recapitalization Transaction pursuant to which all of

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                                                                      70


     the shares of PCS Common Stock outstanding immediately prior to such transaction are exchanged for or converted, changed or reclassified into shares of other Common Equity Securities, or (ii) all of the outstanding shares of PCS Common Stock are converted into shares of FON Common Stock or common stock of a Subsidiary pursuant to the PCS Conversion Provisions or PCS Optional Redemption Provision (in any case, a "Conversion") then thereafter each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof only such other Common Equity Securities at a Settlement Rate determined under Section 5.1 based on the Applicable Market Value of such other Common Equity Securities and equal to the Settlement Rate in effect immediately prior to such Recapitalization Transaction or Conversion multiplied by the number of such other Common Equity Securities issued in respect of one share of PCS Common Stock in such Recapitalization Transaction or Conversion and as adjusted in accordance with subsection (a) of this Section 5.8 (A) for any premium paid to holders of PCS Common Stock in such Recapitalization Transaction other than in the form of such other Common Equity Securities and (B) for any transactions or events occurring after such Recapitalization Transaction or Conversion that require an adjustment to the Settlement Rate under subsection (a) of this Section 5.8, with the provisions of such subsection applying to events relating to such other Common Equity Securities to the same extent as they apply to events relating to the PCS Common Stock.

     (c) Adjustment for Consolidation, Merger, Spin-Off Transaction or Other Reorganization Event. In the event of (i) any Recapitalization Transaction pursuant to which all outstanding shares of PCS Common Stock are exchanged for or converted, changed or reclassified into cash, securities or other property not including Common Equity Securities, (ii) any consolidation, merger or other business combination of the Company with or into another Person (other than a merger, consolidation or other business combination in which the Company is the continuing corporation and in which the PCS Common Stock outstanding immediately prior to the merger, consolidation or other business combination is not exchanged for cash, securities or other property of the Company or another corporation), (iii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger acquisition or other business combination), (v) any Spin-Off

Transaction involving the conversion, exchange or reclassification of all of the outstanding shares of PCS Common Stock into securities of another Person or a combination of securities of another Person and Common Equity Securities or (vi) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event described in clauses (i)-(vi), a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof (or upon any Early Settlement), the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of PCS Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of PCS Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of PCS Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of PCS Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by the non-electing shares).

          In the event of such a Reorganization Event described in clauses
(ii)-(vi) above, the Person formed by such consolidation, merger, Spin-Off Transaction, business combination or exchange or the Person which acquires or leases the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.8. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. In the event of a Reorganization Event described in clause (i) above, the adjustment provisions of this Section shall apply to the extent practicable to any securities issued in the Recapitalization Transaction. The above provisions of this Section shall similarly apply to successive Reorganization Events.

     (d) Redemption of PCS Common Stock. In case the Company shall pay a dividend on or redeem all or most of the outstanding shares of PCS Common Stock pursuant to the PCS Mandatory Redemption Provision in or for cash, securities or other property (any such redemption, a "PCS Stock Redemption"), the Company shall provide Holders of Purchase Contracts with no less than 30 days prior written notice of such dividend or PCS Stock Redemption. In that event, Holders of Purchase Contracts, in the case of such a dividend, may, and in the case of such a PCS Stock Redemption, must elect Early Settlement at any time on or prior to the third Business Day immediately preceding such redemption. In connection with any Early Settlement pursuant to this Section 5.8(d) (a "Redemption Early Settlement"), notwithstanding Section 5.11(b), Holders shall be entitled to receive (i) the number of shares of PCS Common Stock equal to the Settlement Rate as if the date of Early Settlement was the Purchase Contract Settlement Date plus (ii) an amount of cash equal to the present value of each of the Contract Adjustment Payments to which such Holder would have been entitled if such Holder had held such Purchase Contract until the Purchase Contract Settlement Date, discounted back from the date each such Contract Adjustment Payment would have been made to the date of Early Settlement at a discount rate equal to 7.125%, compounded quarterly. In the event that a Holder of Treasury Units elects to engage in a Redemption Early Settlement, such Holder shall also be entitled to surrender the Treasury Securities underlying such Treasury Units (in lieu of cash payment of the Stated Amount upon Early Settlement as set forth in Section 5.11), in full satisfaction of such Holder's obligation to deliver the Purchase Price upon such Redemption Early Settlement. In case of a PCS Stock Redemption, the Company and Sprint Capital shall cause the Remarketing Agent to remarket the Notes at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of such Notes. Any such remarketing must be on the same terms as the Final

Remarketing and, if effected, shall be the "Final Remarketing" for purposes of this Agreement.

          SECTION 5.9. Notice of Adjustments and Certain Other Events. (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the Settlement Rate in accordance with Section
     5.8 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.8 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

     (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of PCS Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of PCS Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

          SECTION 5.10. Termination Event; Notice. The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase PCS Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Corporate Units, or Treasury Securities in the case of Treasury Units, in accordance with the provisions of Section 4.3 of the Pledge Agreement; provided, however, that, to the extent that a Holder of Corporate Units or Treasury Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

          SECTION 5.11. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.11, at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") in the case of Corporate Units (unless a Tax Event Redemption or any earlier Successful Remarketing has occurred) on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date and in the case of Treasury Units on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, in each case, as provided herein; provided however, that if a Tax Event Redemption or any earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Purchase Contracts underlying Corporate Units may be settled early on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, but only in an aggregate amount of 40 Corporate Units or in an integral multiple thereof. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company) in immediately available funds in an amount (the "Early Settlement Amount") equal to the product of (i) the Stated Amount times (ii) the number (A) of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (B) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the second to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on any Contract Adjustment Payments accrued on such Purchase Contract or on account of dividends on the PCS Common Stock issued upon such Early Settlement or on account of any Deferred Contract Adjustment Payments. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

          (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities and payment of any transfer or similar taxes payable by such Holder in connection with the issuance of the related PCS Common Stock to any person other than such Holder, the Company shall issue, and the Holder shall be entitled to receive, .8364 shares of PCS Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.11, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of PCS Common Stock issuable (or otherwise required to be delivered) upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

          (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the shares of PCS Common Stock issuable (or otherwise required to be delivered) upon Early Settlement of Purchase Contracts to be delivered, and (ii) the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case to the Agent for delivery to the Holder thereof or its designee.

          (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of PCS Common Stock from the Company and the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities, (i) transfer to the Holder the Notes, Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of PCS Common Stock issuable (or otherwise required to be delivered) upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

          (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

          SECTION 5.12. No Fractional Shares. No fractional shares or scrip representing fractional shares of PCS Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of PCS Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of PCS Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.12 in a timely manner.

          SECTION 5.13. Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of PCS Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payment; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of PCS Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.


                                   ARTICLE VI

                                    Remedies

          SECTION 6.1. Unconditional Right of Holders to Purchase PCS Common Stock. The Holder of any Corporate Units or Treasury Units shall have the right, which is absolute and unconditional, (A), subject to the right of the Company to defer payment thereof pursuant to Section 5.4, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.11(c) or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and (B) to purchase PCS Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of such right to purchase PCS Common Stock, and such right shall not be impaired without the consent of such Holder.

          SECTION 6.2. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

          SECTION 6.3. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.4. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

          SECTION 6.5. Undertaking for Costs. All parties to this Agreement agree, and each Holder of Corporate Units or Treasury Units, by its acceptance of such Corporate Units or Treasury Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes on or after the respective Payment Date therefor in respect of any Security held by such

Holder, or for enforcement of the right to purchase shares of PCS Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

          SECTION 6.6. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                    The Agent

          SECTION 7.1. Certain Duties and Responsibilities. (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

          (2) The Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations stated therein.

     (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith, except that:

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved by a court of competent jurisdiction that the Agent was negligent in ascertaining the pertinent facts; and

          (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

     (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

     (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

          SECTION 7.2. Notice of Default. Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

          SECTION 7.3.  Certain Rights of Agent.  Subject to the provisions of
Section 7.1:

     (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

     (d) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

     (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

          SECTION 7.4. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

          SECTION 7.5. May Hold Securities. Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

          SECTION 7.6. Money Held in Custody. Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise expressly provided herein or as otherwise agreed in writing with the Company.

          SECTION 7.7.  Compensation and Reimbursement.  The Company agrees:

          (1) to pay to the Agent such compensation for all services rendered by it hereunder in accordance with Schedule A attached hereto and made a part hereof;

          (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (3) to indemnify the Agent, its officers, directors, employees, agents and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Agent) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The provisions of this Section shall survive the resignation or termination of the Agent or the termination of this Agreement.

          SECTION 7.8. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a subsidiary of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having an office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The provisions of this Section shall survive the termination of this Agreement.

          SECTION 7.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

          (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company. If the instrument of acceptance by a successor Agent required by
Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (d) If at any time

          (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

          (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

          (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office and New York Office, if any.

          SECTION 7.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

          (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

          (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

          SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

          SECTION 7.12.  Preservation of Information; Communications to Holders.
(a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

          SECTION 7.13. No Obligations of Agent. Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof.

          SECTION 7.14. Tax Compliance. (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or
(ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

          (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

          (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                             Supplemental Agreements

          SECTION 8.1. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

          (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.8(c); or

          (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

          SECTION 8.2. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts or the provisions of this Agreement or the rights of the Holders in respect of the Securities (other than the Notes, which may be modified only in accordance with the applicable provisions of the Indenture; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change any Payment Date;

          (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under any Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the pledged Notes or the rights of holders of Treasury Units to substitute Notes for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

          (3) reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

          (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment;

          (5) reduce the number of shares of PCS Common Stock (or the amount of any other property) to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of PCS Common Stock (or any other property) upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

          (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided, that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 8.3. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 8.4. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

          SECTION 8.5. Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                    Consolidation, Merger, Sale or Conveyance

          SECTION 9.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge, consolidate or consummate any other business combination with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (a) either the Company shall be the continuing corporation or the successor Person or its parent entity shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (b) the Company or such successor Person or its parent entity, as the case may be, shall not, immediately after such merger, consolidation or other business combination, or such sale, assignment, transfer, lease or conveyance, be in default of its payment or other material obligations under this Agreement, including its obligations to deliver PCS Common Stock (or other property) on the Purchase Contract Settlement Date or any Early Settlement Date, the Remarketing Agreement, the Purchase Contracts or the Pledge Agreement.

          SECTION 9.2. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with
Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and its predecessor shall, except in the case of a lease, be released from its obligations under this Agreement. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Sprint Corporation any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

          SECTION 9.3. Opinion of Counsel Given to Agent. The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent hereunder to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.


                                    ARTICLE X

                                    Covenants

          SECTION 10.1. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

          SECTION 10.2. Maintenance of Office or Agency. The Company will maintain or cause to be maintained in the Borough of Manhattan, The City of New York an office or agency (a "New York Office") where Certificates may be presented or surrendered for payment and for acquisition of shares of PCS Common Stock (or other property) upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of a Corporate Unit and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Borough of Manhattan, the City of New York, as the places of payment for the Securities, and hereby appoints the Agent, acting through its Corporate Trust Office in Columbus, Ohio, as the registrar, paying agent and transfer agent for the Corporate Units and the Treasury Units and for the other purposes contemplated by this Section 10.2.

          SECTION 10.3. Company to Reserve PCS Common Stock. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued PCS Common Stock the full number of shares of PCS Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

          SECTION 10.4. Covenants as to PCS Common Stock. The Company covenants that all shares of PCS Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply with all applicable securities laws regulating the offer, issuance and delivery of shares of PCS Common Stock upon settlement of Purchase Contracts and will endeavor to list such shares on each national securities exchange or automated quotation system on which the PCS Common Stock is then listed.


                                   ARTICLE XI

                                   Assignment

          SECTION 11.1. Assignment of Agreement. (a) In the event that the Company is entering into a Spin-Off Transaction to which Section 5.8(c) applies, the Company may assign its rights and obligations under this Agreement to any Person that, at the time of or immediately before the effective date of such assignment, is an Affiliate of the Company, provided (i) such Person is a corporation organized under the laws of the United States of America or a State thereof or the District of Columbia and such Person shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement and the Remarketing Agreement and (ii) such Person is not, immediately after such assignment, in default of its payment obligations or other material obligations under the Purchase Contracts, this Agreement, the Remarketing Agreement or the Pledge Agreement.

          (b) The Company shall provide Holders of Purchase Contracts with no less than 30 days prior written notice of any Spin-Off Transaction to which
Section 5.8(c) applies and its intent to assign the Purchase Contracts to an Affiliate pursuant to this Section 11.1.



                         [Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         SPRINT CORPORATION,


                         By: /s/ Dennis C. Piper
                             Name: Dennis C. Piper
                             Title: Vice President, Finance and
                                       Assistant Treasurer


                         By: /s/ Tom Gerke
                             Name: Tom Gerke
                             Title: Vice President and Corporate Secretary



                         BANK ONE, NATIONAL ASSOCIATION, as
                         Purchase Contract Agent


                         By: /s/ David B. Knox
                             Name: David B. Knox
                             Title: Authorized Signer

                                                   EXHIBIT A

        (Form of Face of Corporate Units Certificate)

          THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IF REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, IF ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _____

CUSIP No. 825 061 60 5 Number of Corporate Units _______

7.125% Corporate Units

          This Corporate Units Certificate certifies that Cede & Co. is the registered Holder of the number of Corporate Units set forth above. Each Corporate Unit represents (i) either (a) beneficial ownership by the Holder of $25 principal amount of 6.00% Senior Notes due August 17, 2006 (the "Note")of Sprint Capital Corporation, a Delaware corporation, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement or (b) upon the occurrence of a Tax Event Redemption prior to August 17, 2004 or any earlier Successful Remarketing, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and
(ii) the rights and obligations of the Holder under one Purchase Contract with Sprint Corporation, a Kansas corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

          Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate Unit.

          The Pledge Agreement provides that all payments of principal on the Pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, or interest payments on any Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds
(i) in the case of (A) interest payments with respect to pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, or (B) any payments of principal or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, with respect to any Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement to the Agent to the account designated by the Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay) and (ii) in the case of payments of principal on any pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio that has not been released from the Pledge pursuant to the Pledge Agreement, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such pledged Notes or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Payments on any Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Corporate Unit evidenced hereby which are payable quarterly in arrears on February 17, May 17, August 17 and November 17 (a "Payment Date"), each year, commencing November 17, 2001, shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on August 17, 2004 (the "Purchase Contract Settlement Date"), at a price equal to $25.00 (the "Stated Amount"), a number of shares of PCS Common Stock, Series 1, $1.00 par value per share ("PCS Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of PCS Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

          Payments on the Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) of the Treasury Portfolio, as the case may be, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register.

          The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby an amount (the "Contract

Adjustment Payments") equal to 1.125% per year of the Stated Amount, computed on the basis of a 360-day year of 12 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Contract Adjustment Payments will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register.

          Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              SPRINT CORPORATION,


                              By:__________________________
                                 Name:
                                 Title:


                              By:__________________________
                                 Name:
                                 Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)


                              By:  BANK ONE, NATIONAL
                              ASSOCIATION, not individually
                              but solely as attorney-in-fact
                              of such Holder


                              By:___________________________
                                 Name:
                                 Title:

                              Dated:

AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.


                              By:  BANK ONE, NATIONAL
                              ASSOCIATION, as Purchase
                              Contract Agent

                              By:
                              _____________________________________
                              Authorized Signatory

                              Dated:

                (Form of Reverse of Corporate Units Certificate)

          Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of August 10, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and Bank One, National Association, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

          Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Purchase Price, a number of shares of PCS Common Stock equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $29.89 (the "Threshold Appreciation Price"), .8364 shares of PCS Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.50, the number of shares of PCS Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Amount is less than or equal to $24.50, 1.0204 shares of PCS Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of PCS Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

          Each Purchase Contract evidenced hereby which is settled either through Early Settlement or Cash Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of shares of PCS Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

          The "Applicable Market Value" means the average of the Closing Price per share of PCS Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement

Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date.

          The "Closing Price" of the PCS Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the PCS Common Stock on the NYSE on such date or, if the PCS Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the PCS Common Stock is so listed, or if the PCS Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or, if the PCS Common Stock is not so reported, the last quoted bid price for the PCS Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the PCS Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          A "Trading Day" means a day on which the PCS Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the PCS Common Stock.

          In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of PCS Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the Proceeds of a remarketing of the related Pledged Notes of such holders. Unless a Tax Event Redemption, Termination Event or a Successful Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective
(a) Cash Settlement on or prior to 5:00 p.m. New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, or (b) Early Settlement on or prior to 5:00 p.m. New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, shall pay the Purchase Price for the shares of PCS Common Stock to be issued (or otherwise delivered) under the related Purchase Contract from the Proceeds of the sale of the related pledged Notes held by the Collateral Agent.

Unless a Tax Event Redemption, Termination Event or a Successful Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Supplemental Remarketing Agreement and the Remarketing Agreement on the third Business Day immediately preceding the Purchase Contract Settlement Date. If a Tax Event Redemption or an earlier Successful Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective Early Settlement on or prior to 5:00 p.m. New York City time on the second Business Day immediately preceding the Purchase Contract Settlement Date shall pay the Purchase Price with the Proceeds at maturity of the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio.

          The Company shall not be obligated to issue (or otherwise deliver) any shares of PCS Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of PCS Common Stock to be purchased thereunder in the manner herein set forth.

          Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Corporate Units holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Units holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such holder's Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate Units Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Notes evidenced by such Corporate Units.

          Upon the occurrence of a Tax Event Redemption prior to August 17, 2004 or any earlier Successful

Remarketing, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the Notes that are components of Corporate Units, an amount equal to the aggregate Redemption Amount for the Notes that are components of Corporate Units to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio and, promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Corporate Units.

          Upon the occurrence of a Successful Initial Remarketing or Successful Subsequent Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Remarketing to the Agent for payment to the Holders of such Corporate Units.

          Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or an earlier Successful Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio.

          The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit. A Holder of a Corporate Unit may create a Treasury Unit by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury Unit." A Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units; provided, however, that if a Tax Event Redemption or an earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitutions only in integral multiples of 8,000 Corporate Units for 8,000 Treasury Units. Such Collateral Substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Corporate Units Certificate shall not exceed $1,725,000,000. All such adjustments to the equivalent aggregate Stated Amount of this Corporate Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

          A Holder of Treasury Units may recreate Corporate Units by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the

Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Corporate Unit may be effected only in multiples of 40 Treasury Units for 40 Corporate Units; provided, however, that if a Tax Event Redemption or an earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such substitution only in integral multiples of 8,000 Treasury Units for 8,000 Corporate Units.

          Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date.

          The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.125% per year (computed on the basis of a 360-day year of 12 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Corporate Units Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of PCS Common Stock (in addition to the number of shares of PCS Common Stock equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Corporate Units Certificate divided by (ii) the Applicable Market Value.

          In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any series of PCS Common Stock other than
(i) purchases, redemptions or acquisitions of shares of any series of PCS Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of any series of PCS Common Stock or the exchange or conversion of one series of PCS Common Stock for another series of PCS Common Stock; (iii) the purchase of fractional interests in shares of any series of PCS Common Stock pursuant to the conversion or exchange provisions of any series of PCS Common Stock or the security being converted or exchanged;
(iv) dividends or distributions in any series of PCS Common Stock (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of any series of PCS Common Stock in connection with the issuance or exchange of any series of PCS Common Stock (or securities convertible into or exchangeable for shares of any series of PCS Common Stock; (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) redemptions of PCS Common Stock pursuant to Article Sixth or
Section 7.1 of the Company's articles of incorporation.

          The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase PCS Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Corporate Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

          Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement"; for purposes hereof, the term "Early Settlement" shall include a Redemption Early Settlement) as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption or any earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may early settle Corporate Units only in integral multiples of 8,000 Corporate Units. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Corporate Units Certificate, the Holder of this Corporate Units Certificate shall deliver this Corporate Units Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to the product of (i) the Stated Amount times
(ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of PCS Common Stock on account of each Purchase Contract forming part of a Corporate Units as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to .8364 shares of PCS Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

          Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Corporate Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

          The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

          The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of PCS Common Stock.

          A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM as tenants in common

UNIF GIFT MIN ACT  ____________Custodian____________
                      (cust)               (minor)

Under Uniform Gifts to Minors Act

___________________________________
            (State)

TEN ENT -  as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

___________________________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto______________________
____________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)___________________ (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________ attorney to transfer said Treasury Units Certificates on the books of Sprint Corporation with full power of substitution in the premises.

Dated:  _________________
________________________________
           Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:_____________________________________
Signatures must be
guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of PCS Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________

Signature ____________________
Signature Guarantee: ___________________

     (if assigned to another person) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address REGISTERED HOLDER and (ii) provide a guarantee of your signature: Please print name and address of Registered Holder:


Name
_____________________________
_____________________________


Address
_____________________________
_____________________________
_____________________________






_____________________________
REGISTERED HOLDER

_____________________________
Social Security or other
Taxpayer Identification
Number, if any


          Please print name and address of Registered Holder:

Name
__________________________
__________________________


Address
__________________________
__________________________
__________________________

                            ELECTION TO SETTLE EARLY

     The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Corporate Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or an earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may early settle Corporate Units only in integral multiples of 8,000 Corporate Units. The undersigned Holder directs that a certificate for shares of PCS Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:______________________________

_______________________________________
Signature

Signature Guarantee (if assigned to another person):
_______________________________________


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

     If shares of PCS Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to and pledged Notes, or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:


Name
____________________________
____________________________


Address
____________________________
____________________________
____________________________




Name
____________________________
____________________________


Address
____________________________
____________________________
____________________________





REGISTERED HOLDER

Please print name and address of Registered Holder:

Name
____________________________
____________________________


Address
____________________________
____________________________
____________________________




Social Security or other
Taxpayer Identification
Number, if any ___________

Transfer Instructions for pledged Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:


______________________________________________________________________

______________________________________________________________________

     [TO BE ATTACHED TO GLOBAL CERTIFICATES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

     The following increases or decreases in this Global Certificate have been made:

                                                              Signature of
                                             Stated Amount     authorized
           Amount of         Amount of      of this Global    signatory of
          decrease in       increase in      Certificate        Purchase
         Stated Amount     Stated Amount   following such    Contract Agent
         of the Global     of the Global     decrease or     or Securities
Date      Certificate       Certificate       increase          Custodian

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

                                                   EXHIBIT B


                  (Form of Face of Treasury Units Certificate)

          THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _____

CUSIP NO. 825 061 60 5 Number of Treasury Units

7.125 % Treasury Units


          This Treasury Units Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury Units set forth above. Each Treasury Units represents (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Sprint Corporation, a Kansas corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

          Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Units evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Treasury Units.

          The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer of same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Treasury Units to the accounts designated by them in writing for such purpose no later than 2:00 p.m. New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Treasury Units of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Treasury Units.

          Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on August 17, 2004 (the "Purchase Contract Settlement Date"), at a price equal to $25.00 (the "Stated Amount"), a number of shares of PCS Common Stock, Series 1, $1.00 par value per share ("PCS Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of PCS Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

          The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 1.125% per year of the Stated Amount, computed on the basis of a 360-day year of 12 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate (or a Predecessor Treasury Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Contract Adjustment Payments will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register.

          Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              SPRINT CORPORATION,

                              By:___________________________
                                 Name:
                                 Title:

                              By:___________________________
                                 Name:
                                 Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                              By:  BANK ONE NATIONAL
                              ASSOCIATION, not individually
                              but solely as attorney-in-fact
                              of such Holder


                              By:___________________________
                                 Name:
                                 Title:

                              Dated:


            AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

                              By:  BANK ONE, NATIONAL
                              ASSOCIATION, as Purchase
                              Contract Agent


                              By:___________________________
                                    Authorized Signatory

                 (Form of Reverse of Treasury Units Certificate)

          Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of August 10, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and Bank One, National Association, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

          Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at the Purchase Price, a number of shares of PCS Common Stock equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $29.89 (the "Threshold Appreciation Price"), .8364 shares of PCS Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.50, the number of shares of PCS Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and
(c) if the Applicable Market Amount is less than or equal to $24.50, 1.0204 shares of PCS Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of PCS Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

          Each Purchase Contract evidenced hereby which is settled through Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of shares of PCS Common Stock equal to the Early Settlement Rate.

          The "Applicable Market Value" means the average of the Closing Price per share of PCS Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date.

          The "Closing Price" of the PCS Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the PCS Common Stock on NYSE national or regional on such date or, if the PCS Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the PCS Common Stock is so listed, or if the PCS Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the PCS Common Stock is not so reported, the last quoted bid price for the PCS Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the PCS Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          A "Trading Day" means a day on which the PCS Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the PCS Common Stock.

          In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Units Certificate shall pay the Purchase Price for the shares of PCS Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury Units equal to the Stated Amount to the purchase of the PCS Common Stock. A Holder of Treasury Units who does not elect, on or prior to 5:00 p.m. New York City time on the second Business Day immediately preceding the Purchase Contract Settlement Date, to make an Early Settlement, shall pay the Purchase Price for the shares of PCS Common Stock to be issued (or otherwise delivered) on the related Purchase Contract by applying a principal amount of the Pledged Treasury Securities as aforesaid.

          The Company shall not be obligated to issue (or otherwise deliver) any shares of PCS Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of PCS Common Stock to be purchased thereunder in the manner herein set forth.

          The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Units and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Units remains in effect, such Treasury Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Units in respect of the Treasury Security and the Purchase Contract constituting such Treasury Units may be transferred and exchanged only as a Treasury Units. A Holder of Treasury Units may recreate Corporate Units by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Security for which such pledged Notes or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, secures the Holder's obligation under the Purchase Contract shall be referred to as a "Corporate Units." A Holder may make such a substitution only in integral multiples of 40 Treasury Units for 40 Corporate Units; provided, however, that if a Tax Event Redemption or a Successful Remarketing has occurred and the Treasury

Portfolio has become a component of the Corporate Units, a Holder may make such substitution only in integral multiples of 8,000 Treasury Units for 8,000 Corporate Units. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Treasury Units Certificate shall not exceed $1,725,000,000. All such adjustments to the equivalent aggregate Stated Amount of this Treasury Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

          A Holder of a Corporate Unit may create a Treasury Unit by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation of a Treasury Units may be effected only in multiples of 40 Corporate Units for 40 Treasury Units; provided, however, if a Tax Event Redemption or an earlier Successful Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Unit, a Holder may make such Collateral Substitution only in integral multiples of 8,000 Corporate Units for 8,000 Treasury Units.

          Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date.

          The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.125% per year (computed on the basis of a 360-day year of 12 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Treasury Units Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of PCS Common Stock (in addition to the number of shares of PCS Common Stock equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Treasury Units Certificate divided by (ii) the Applicable Market Value.

          In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any series of PCS Common Stock other than
(i) purchases, redemptions or acquisitions of shares of any series of PCS Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of any series of PCS Common Stock or the exchange or conversion of one series of PCS Common Stock for another series of PCS Common Stock; (iii) the purchase of fractional interests in shares of any series of PCS Common Stock pursuant to the conversion or exchange provisions of any series of PCS Common Stock or the security being converted or exchanged;
(iv) dividends or distributions in any series of PCS Common Stock (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of any series of PCS Common Stock in connection with the issuance or exchange of any series of PCS Common Stock (or securities convertible into or exchangeable for shares of any series of PCS Common Stock; (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) redemptions of PCS Common Stock pursuant to Article Sixth or
Section 7.1 of the Company's articles of incorporation.

          The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase PCS Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Treasury Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

          Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement"; for purposes hereof, the term "Early Settlement" shall include a Redemption Early Settlement) as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Treasury Units Certificate, the Holder of this Treasury Units Certificate shall deliver this Treasury Units Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to the product of (i) the Stated Amount times (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of PCS Common Stock on account of each Purchase Contract forming part of a Treasury Units as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to .8364 shares of PCS Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

          Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

          The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments on the Treasury Securities and performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

          The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of PCS Common Stock.

          A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common

UNIF GIFT MIN ACT  ____________Custodian____________
                      (cust)               (minor)

Under Uniform Gifts to Minors Act

_________________________________
            (State)

TEN ENT -  as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

_________________________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto______________________
____________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)___________________ (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________ attorney to transfer said Treasury Units Certificates on the books of Sprint Corporation with full power of substitution in the premises.

Dated:  _________________

_______________________________
           Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature
Guarantee:_________________________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

          The undersigned Holder directs that a certificate for shares of PCS Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: __________________________________________________
Signature _______________________________________________
Signature Guarantee: ____________________________________
(if assigned to another person) _________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

Name
________________________________
________________________________


Address
________________________________
________________________________
________________________________




________________________________
REGISTERED HOLDER

_____________________________
Social Security or other
Taxpayer Identification
Number, if any

          Please print name and address of Registered Holder:

Name
______________________________
______________________________


Address
______________________________
______________________________
______________________________

                            ELECTION TO SETTLE EARLY


     The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Treasury Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of PCS Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar tax payable incident thereto.

Dated:________________

_____________________________
Signature

Signature Guarantee: ____________________________________
(if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

          If shares of PCS Common Stock or Treasury Units Certificates are to be registered in the name of and delivered to and pledged Treasury Securities are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

Name
________________________________
________________________________


Address
________________________________
________________________________
________________________________




Name
________________________________
________________________________


Address
________________________________
________________________________
________________________________



________________________________
Social Security or other
Taxpayer Identification
Number, if any

Please print name and address of Registered Holder:

Name
________________________________
________________________________


Address
________________________________
________________________________
________________________________




Transfer Instructions for
pledged Treasury Securities
Upon Early Settlement or
a Termination Event:


________________________________
________________________________
________________________________

          [TO BE ATTACHED TO GLOBAL CERTIFICATES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE The following increases or decreases in this Global Certificate have been made:


                                                              Signature of
                                             Stated Amount     authorized
           Amount of         Amount of      of this Global    signatory of
          decrease in       increase in      Certificate        Purchase
         Stated Amount     Stated Amount   following such    Contract Agent
         of the Global     of the Global     decrease or     or Securities
Date      Certificate       Certificate       increase          Custodian

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

                                                   EXHIBIT C


INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

Bank One, National Association
100 East Broad Street
Mail Code OH1-0181
Columbus, Ohio 43215
Attention:  Global Corporate Trust Services Division

Re: Equity Units of Sprint Corporation (the "Company")

     We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of August 10, 2001, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Corporate Units] [Treasury Units] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal value of [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Corporate Units] [Treasury Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_____________

By:______________________
   Name:
   Title:


Signature Guarantee:_____________

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:


____________________________       _____________________________________
Name                               Social Security or other
                                   Taxpayer Identification
                                   Number, if any


________________________________________________________________________
Address

                                                   EXHIBIT D



           INSTRUCTION TO PURCHASE CONTRACT AGENT


Bank One, National Association
100 East Broad Street
Mail Code OH1-0181
Columbus, Ohio 43215
Attention:  Global Corporate Trust Services Division



Re:      Equity Units of Sprint Corporation (the "Company")

          The undersigned Holder hereby notifies you that it has delivered to Bank One, National Association, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities] [$ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1], [4.2] of the Pledge Agreement, dated August 10, 2001 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Dated: ________          __________________________
                                    Signature

                         Signature Guarantee: ______________


Please print name and address of Registered Holder:



__________________________         _________________________________
Name                               Social Security or other
                                   Taxpayer Identification
                                   Number, if any

_________________________________________________________________________

_________________________________________________________________________
Address

                                                   EXHIBIT E


              NOTICE TO SETTLE BY SEPARATE CASH

               Bank One, National Association
                              100 East Broad Street
                               Mail Code OH1-0181
                              Columbus, Ohio 43215
    Attention:  Global Corporate Trust Services Division

     Re: Equity Units of Sprint Corporation (the "Company")

         The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.6 of the Purchase Contract Agreement dated as of August 10, 2001 among the Company and yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of PCS Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Corporate Units] [Treasury Units].

Dated:_____________
_______________________________________
Signature

Signature Guarantee:______________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:

_____________________________________________________________________
           Name                    Social Security
                                   or other Taxpayer
                                   Identification Number, if any

__________________________
         Address

__________________________
__________________________